SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  July 23, 2002

                               Aphton Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                     0-19122                     95-3640931
--------------------------    ---------------------    -------------------------
   (State or Other               (Commission               (I.R.S. Employer
   Jurisdiction of               File Number)            Identification Number)
   Incorporation)

              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
--------------------------------------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On July 23, 2002, Aphton Corporation (the "Company") announced that it received official notice from the FDA granting its anti-gastrin G17DT Immunogen Orphan-Drug status for treatment of gastric (stomach) cancer. The FDA noted that the indication designated is broader than the indication originally sought by the Company.

     On July 17, 2002, the Company announced that the FDA granted its anti-gastrin G17DT immunogen Orphan-Drug designation for treatment of adenocarcinoma of the pancreas, noting that the indication granted is broader than the indication originally sought by the Company.

     The term "orphan-drug" refers to a product that treats a rare disease affecting fewer than 200,000 Americans. The Orphan Drug Act was signed into law on January 4, 1983. Since the Orphan Drug Act passed, over 100 orphan drugs and biological products have been brought to market.

     Orphan-Drug Status confers a 7-year period of exclusive marketing rights for G17DT for this indication, thereby protecting it from similar drugs of the same class.

     In addition, it qualifies the Company to apply for grant amounts totaling up to $900,000 over a 3-year period, with a maximum of $300,000 per year.

     Furthermore, the requirement for a $300,000 user fee that is payable with the submission of a New Drug Application is waived for an Orphan Drug.

     It is estimated that there are approximately 570,000 patients with gastric cancer in the US, Europe and Japan, alone. The prognosis for the overwhelming majority of these patients is very poor. Patients diagnosed with metastatic disease have five-year survival rates of only about three percent. Surgery and chemotherapy are the primary treatment options currently, but have shown only very limited benefit. The Company believes that its anti-gastrin targeted immunotherapy approach has the potential to extend patient survival significantly, without adding toxicity.

     The Company is conducting one Phase III and three Phase II clinical trials. The Company's anti-gastrin targeted therapy induces antibodies in patients that bind to both gastrin 17 and gly-gastrin and remove them from circulation before they can bind to the cancer cell and initiate cell growth. (The Company believes this is the optimum method for achieving "growth factor inhibition.") Gastrin 17 and gly-gastrin are believed to be central growth factors, or the initiating signals, for cell growth, cell proliferation and metastasis (spread) in gastric, i.e. stomach, pancreatic, esophageal, colorectal and other gastrointestinal (GI) system cancers. This signaling program is accomplished by gastrin binding to the large numbers of gastrin receptors which appear, de novo, in the great majority of cases, on tumor cell surfaces throughout the gastrointestinal system. Interrupting this process by immunizing the patient with the Company's anti-gastrin immunogen is a precisely "targeted" immunotherapy. This specificity of targeting only cancer cells occurs because gastrin is not normally secreted and gastrin receptors are not normally found on "healthy" cells in the GI system, unless they are malignant, or on the path to malignancy (except for cells involved with normal acid secretion).

     Recent findings have shown that inhibiting gastrin not only inhibits cell growth, proliferation and metastasis directly, but also "unblocks" a central pathway leading to cell-suicide (apoptosis). This tilts the balance, from cell growth, to cell suicide. This effect is amplified synergistically when the
Company's drug is given together with a chemotherapeutic. Gastrin also stimulates the secretion and expression of other important growth factors and receptors within and on the surfaces of the cancer cells involved in tumor growth. Hence, inhibiting gastrin inhibits all of the foregoing factors contributing to tumor growth and spread, while simultaneously opening a central pathway to cell suicide. The Company's anti-gastrin targeted therapy adds a biological dimension to the treatment of gastrointestinal cancers.

     Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and the prevention of pregnancy. The Company has strategic alliances with Aventis (NYSE: AVE) for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline (NYSE:
GSK) for reproductive system cancer and non-cancer diseases worldwide; and others.



ITEM 7. EXHIBITS.

        (c) Exhibits.

            99.1     Text of Press Release of the Company dated July 23, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                APHTON CORPORATION
                                (Registrant)

                                By:  /s/ Frederick W. Jacobs
                                     -------------------------------------------
                                     Name: Frederick W. Jacobs
                                     Title: Vice President, Chief Financial
                                            Officer, Treasurer and Chief
                                            Accounting Officer

Dated: July 23, 2002